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Exhibit 5.1

March 9, 2005
Quixote Corporation
35 East Wacker Drive
Chicago, Illinois 60601

Ladies and Gentlemen:

        This opinion is rendered to you in connection with the Registration Statement on Form S-3 of Quixote Corporation to be filed with the Securities and Exchange Commission (the "Registration Statement"), with respect to the registration for resale under the Securities Act of 1933, as amended, of up to $40,000,000 in principal amount of 7% Convertible Senior Subordinated Notes (the "Notes") and the shares of common stock of Quixote Corporation issuable on conversion of the notes ("Conversion Shares"). The Notes were issued pursuant to an indenture dated as of February 9, 2005 by and between Quixote Corporation and LaSalle Bank National Association, as trustee (the "Indenture").

        We have acted as counsel to Quixote Corporation in connection with the preparation and filing of the Registration Statement. We are familiar with the corporate action taken by Quixote Corporation in connection with the authorization, issuance and sale of the Notes and have made such other factual or legal inquiries as we have deemed necessary or appropriate for purposes of rendering this opinion. For purposes of our opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies.

        This opinion letter is limited to the laws of the State of New York and the general corporation law of the State of Delaware.

        Based on and subject to the foregoing, we are of the opinion that:

          1.     Quixote Corporation is a corporation duly organized and validly existing under the laws of the State of Delaware.

          2.     The Notes are validly issued, fully paid and non-assessable and are the valid and binding obligations of Quixote Corporation entitled to the benefits of the Indenture.

          3.     The Conversion Shares, when issued, in accordance with the Indenture will be validly issued, fully paid and non-assessable.

        The opinions set forth above are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any of the Conversion Shares:

          (a)   at the time any of the Notes or Conversion Shares are offered or sold, (i) the Registration Statement will be effective or such Notes or Conversion Shares will be sold in a transaction exempt from the requirements of the Act and (ii) all applicable "Blue Sky" and state securities laws will have been complied with; and

          (b)   the Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

        Our opinion set forth in numbered paragraph 2 above is subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws relating to or affecting the rights of creditors generally, and (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

        We express no opinion as to (i) any provision of the Notes or the Indenture regarding the remedies available to any person (A) to take action that is arbitrary, unreasonable or capricious or is not taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under the Notes or the Indenture, or (B) for violations or breaches that are determined by a court to be non-material or without substantially adverse effect upon the ability of the Company to perform its material obligations under the Notes or the Indenture; or (ii) the effect of New York or federal laws relating to usury or permissible rates of interest upon any provision of the Notes or the Indenture.

        The opinions expressed in this letter are based upon the law in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise.

        You have informed us that the selling holders may sell the Notes or Conversion Shares from time to time after the date of the Registration Statement, and this opinion is limited to the laws referred to above as in effect on the date hereof.

        This opinion may not be quoted in whole or in part without our prior written consent.

        We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Securities and Exchange Commission.

Very truly yours, HOLLAND & KNIGHT LLP

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  Exhibit 5.1